SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   November 21, 2007 (November 15, 2007)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Royal Center One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code:   (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2007, Tri-S Security Corporation (the “Company”) terminated John R. Oliver from his position as the Company’s Chief Financial Officer. On November 21, 2007, the Company announced the appointment of Nicolas V. Chater, age 53, to serve as its Chief Financial Officer effective as of November 19, 2007.

On November 19, 2007, the Company entered into an employment agreement with Mr. Chater, pursuant to which Mr. Chater has agreed to serve as the Company’s Chief Financial Officer until June 30, 2010 (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company has agreed to pay Mr. Chater for his service as the Company’s Chief Financial Officer as follows: (i) a base salary at a rate of $250,000 per year, (ii) an annual retention bonus equal to $25,000 per year and (iii) an annual performance bonus equal to 3% of the Company’s EBITDA, as adjusted (defined as earnings before interest, income taxes, depreciation, amortization, non-cash stock-based compensation and other income/expense), for such year; provided, that (a) the annual performance bonus may not exceed 100% of the base salary for such year and (b) Mr. Chater’s 2008 performance bonus shall not be less than $90,000. The Employment Agreement also provides that, if Mr. Chater’s employment is terminated by the Company without cause or by him for good reason, then Mr. Chater shall be entitled to receive a single lump sum in an amount equal to his then-current salary and performance bonus and shall be entitled to participate in the Company’s employee benefit, retirement and compensation plans during the twelve-month period following the date of such termination. Notwithstanding the foregoing, if Mr. Chater’s employment is terminated by the Company without cause during the 24-month period following a change of control of the Company, then Mr. Chater will be entitled to receive a lump sum payment of his then-current performance bonus and twice his then-current base salary and shall be entitled to participate in the Company’s employee benefit, retirement and compensation plans during the 24-month period following the date of such termination.

The Company has also agreed to grant to Mr. Chater, pursuant to the Company’s Amended and Restated 2004 Stock Incentive Plan (the “Incentive Plan”), an option to purchase 100,000 shares of the Company’s common stock, with one-half of the underlying shares vesting on each of the first anniversary and the second anniversary of the date of grant. The option will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Subject to availability under the Incentive Plan, the Company has also agreed to grant Mr. Chater an option to purchase up to 50,000 shares of the Company’s common stock on each anniversary of the execution of the Employment Agreement, with such options vesting equally over a two-year period (the “Subsequent Options”). The Subsequent Options will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

Prior to joining the Company, Mr. Chater served as the Executive Vice President and Deputy Chief Financial Officer of HomeBanc Corp. and the Chief Financial Officer of HBMC from July 2004 through October 15, 2007. From 1996 until December 2003, Mr. Chater served as the Chief Financial Officer of various subsidiaries of Cap Gemini Ernst & Young. Mr. Chater received a Master of Arts degree in modern history from Oxford University in 1975.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. None.

(b)	Pro Forma Financial Information. None.

(c)	Shell Company Transactions. None.

(d)	Exhibits.

99.1	Press release dated November 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

By:	/s/ Ronald G. Farrell
Ronald G. Farrell, Chief Executive Officer

Dated: November 21, 2007

EXHIBIT INDEX

99.1	Press release dated November 21, 2007.